                                                                 Exhibit 9(d)(i)

                                                        DATED:  November 8, 1995
                                   SCHEDULE A
                                     TO THE
                          SUB-ADMINISTRATION AGREEMENT
                BETWEEN BISYS FUND SERVICES LIMITED PARTNERSHIP
            (FORMERLY THE WINSBURY COMPANY LIMITED PARTNERSHIP) AND
                    FIRST OF AMERICA INVESTMENT CORPORATION
                             DATED JANUARY 1, 1995

                 NAME OF FUND                                 DATE                            COMPENSATION
                 ------------                                 ----                            ------------
Parkstone Prime Obligations, U.S. Government            January 1, 1995          Annual Rate of up to five
Obligations, Tax-Free, Treasury, Municipal                                       one-hundredths of one percent (0.05%)
Investor, Equity, Small Capitalization, High                                     of each such Fund's average daily net
Income Equity, Emerging Markets, International                                   assets
Discovery, Bond, Limited Maturity Bond,
Intermediate Government Obligations, Municipal
Bond, U.S. Government Income, Michigan
Municipal Bond and Balanced Funds

Large Capitalization Fund                              November 8, 1995          Annual Rate of up to five
                                                                                 one-hundredths of one percent (0.05%)
                                                                                 of the Fund's average daily net assets

                                        FIRST OF AMERICA INVESTMENT
                                        CORPORATION


                                        By: /s/ Richard A. Wolf
                                           -------------------------
                                            Richard A. Wolf
                                            President


                                        BISYS FUND SERVICES LIMITED
                                        PARTNERSHIP (formerly The Winsbury
                                        Company Limited Partnership)

                                        By:  BISYS FUND SERVICES, INC.
                                             General Partner


                                        /s/ Stephen G. Mintos
                                           -------------------------
                                            Stephen G. Mintos
                                            Executive Vice President